CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2001 relating to the financial statements which appears in BellSouth Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the
reference  to  us  under  the  heading   "Independent   Accountants"   in  such
Registration Statement.







/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia
August 8, 2001